                          SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ]      Confidential, for Use of Commission Only (as permitted by
         Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   Morgan Stanley Variable Investment Series
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

                               PRELIMINARY PROXY
                   MORGAN STANLEY VARIABLE INVESTMENT SERIES
                            CAPITAL GROWTH PORTFOLIO

                           c/o Morgan Stanley Trust
         Harborside Financial Center, Plaza Two, Jersey City, NJ 07311
                           Toll Free (800) 869-NEWS

                  ------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 20, 2002
                  ------------------------------------------

     A Special Meeting of Shareholders of the Capital Growth Portfolio (the "Portfolio"), a series of MORGAN STANLEY VARIABLE INVESTMENT SERIES (the "Fund"), will be held at Harborside Financial Center, Plaza Two, Jersey City, NJ on Tuesday, August 20, 2002, (the "Meeting") at 10:00 a.m., Eastern Time, for the following purposes:

     1. To approve or disapprove a Plan of Liquidation and Dissolution pursuant to which the Portfolio's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to Shareholders; and

     2. To consider and act upon any other matters which may properly come before the Meeting or any adjournments thereof.

     Shareholders of record at the close of business on June 4, 2002 are entitled to notice of, and to vote, at the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.

     In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting with respect to the Portfolio, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Portfolio's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies to be voted against the Proposal.

                                      By order of the Board of Trustees,


                                              BARRY FINK
                                               Secretary
      , 2002

--------------------------------------------------------------------------------
                                   IMPORTANT

YOU CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

THE BOARD OF TRUSTEES OF THE FUND RECOMMENDS THAT YOU CAST YOUR VOTE FOR APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION PURSUANT TO WHICH THE PORTFOLIO'S ASSETS WILL BE LIQUIDATED, KNOWN LIABILITIES SATISFIED AND REMAINING PROCEEDS DISTRIBUTED TO SHAREHOLDERS.

                             YOUR VOTE IS IMPORTANT

                   MORGAN STANLEY VARIABLE INVESTMENT SERIES
                           CAPITAL GROWTH PORTFOLIO
                           C/O MORGAN STANLEY TRUST
         HARBORSIDE FINANCIAL CENTER, PLAZA TWO, JERSEY CITY, NJ 07311
                            TOLL FREE (800) 869-NEWS

                             --------------------
                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 20, 2002
                             --------------------

     This statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Trustees") of Morgan Stanley Variable Investment Series (the "Fund") for use at the Special Meeting of Shareholders of the Capital Growth Portfolio (the "Portfolio") to be held on August 20, 2002 and any adjournments thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the "Notice of Special Meeting"). The first mailing of this Proxy Statement is expected to be made on or about June 27, 2002.

     If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted in favor of the Proposal for which they are entitled to vote, as set forth in the attached Notice of Special Meeting. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

     The holders ("Shareholders") of Class X shares and Class Y shares (collectively, the "Shares") of the Portfolio as of the close of business on June 4, 2002, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), are entitled to one vote for each share held and a fractional vote for a fractional share. As of June 4, 2002, the Record Date, the Portfolio had 6,959,179.59 Class X shares and 563,256.57 Class Y shares outstanding. The table below sets forth those persons known to the Fund to own of record or beneficially more than 5% of the outstanding shares of each Class of the Portfolio. The percentage ownership of shares of the Portfolio changes from time to time depending on purchases and redemptions by Shareholders and the total number of shares of each class of shares outstanding.

[insert name]        [insert number]shares
[insert address]     [insert %]
[insert address]

     The shares of the Portfolio are currently sold only to: (1) Northbrook Life Insurance Company ("Northbrook") for allocation to certain separate accounts established to fund the benefits under certain flexible premium deferred variable annuity contracts and certain flexible premium variable life insurance contracts issued by Northbrook, (2) Allstate Life Insurance Company of New York ("Allstate") for allocation to certain separate accounts established to fund the benefits under certain flexible premium deferred variable annuity contracts issued by Allstate; (3) Glenbrook Life and Annuity Company ("Glenbrook") for allocation to certain separate accounts established to fund the benefits under certain flexible premium deferred variable annuity contracts issued by Glenbrook; and (4) Paragon Life Insurance Company ("Paragon") for allocation to certain separate accounts established to fund the benefits under certain flexible premium variable life insurance contracts it issues in connection with an employer-sponsored insurance program offered only to certain employees of Morgan Stanley Dean Witter & Co., the parent company of the Fund's investment manager, Morgan Stanley Investment Advisors Inc. (the "Investment Manager"). The separate accounts are sometimes referred to individually as an "Account" and collectively as the "Accounts." The variable annuity contracts issued by Northbrook, Allstate and Glenbrook are sometimes referred to as the "Variable Annuity Contracts." The variable life insurance contracts issued by Northbrook, Glenbrook and Paragon are sometimes referred to as the "Variable Life Contracts." The Variable Annuity Contracts and the Variable Life Contracts are sometimes referred to as the "Contracts."


PROXIES

     In accordance with their view of currently applicable law, Northbrook, Allstate, Glenbrook and Paragon will vote the shares of the Portfolio held in the applicable Account based on instructions received from the contractholders having the voting interest in the corresponding Sub-Accounts of the Account. In connection with the solicitation of such instructions from such contractholders, it is understood and expected that Northbrook, Allstate, Glenbrook and Paragon will furnish a copy of this Proxy Statement to contractholders and that Northbrook, Allstate, Glenbrook and Paragon will furnish to contractholders one or more instruction cards by which the contractholders may provide their instructions to Northbrook, Allstate, Glenbrook and Paragon. Shares for which no instructions are received in time to be voted will be voted by Northbrook, Allstate and Paragon in the same proportion as shares for which instructions have been received in time to be voted.

     All costs of the Meeting, including, but not limited to, the preparation and mailing of proxy materials and the solicitation of proxies, will be borne by the Investment Manager. The solicitation of proxies will be by mail, which may be supplemented by solicitation by telephone or otherwise through Trustees and officers of the Fund and officers and regular employees of certain affiliates of the Fund, including Morgan Stanley Services, Morgan Stanley DW Inc. and Morgan Stanley Trust, without special compensation


(1) APPROVAL OR DISAPPROVAL OF A PLAN OF LIQUIDATION AND DISSOLUTION PURSUANT TO WHICH THE PORTFOLIO'S ASSETS WILL BE LIQUIDATED, KNOWN LIABILITIES SATISFIED AND REMAINING PROCEEDS DISTRIBUTED TO SHAREHOLDERS.


BACKGROUND

     The Portfolio commenced operations on March 1, 1991 and since that date through December 31, 2001, the Portfolio's net assets have grown to only $110.4 million. The anticipated growth of the Portfolio's assets through increased sales of shares has not been achieved.

     The Investment Manager and Morgan Stanley Distributors Inc., the distributor of the Portfolio's shares (the "Distributor") (collectively, "Management"), believe it is unlikely that the Portfolio will experience material growth in assets in the foreseeable future. Because of the inefficiencies, higher costs and disadvantageous economies of scale attendant with the Portfolio's small asset base, the Portfolio's Management has concluded that it would be in the best interests of the Portfolio and its Shareholders to liquidate the Portfolio and has recommended that this course of action be considered by the Portfolio's Board of Trustees.

     At a meeting on April 25, 2002, the Board of Trustees considered whether it would be appropriate and in the best interests of the Portfolio and its Shareholders to liquidate the Portfolio and, after careful consideration of the matter, the Board approved the liquidation and termination of the Portfolio pursuant to the terms of the Plan of Liquidation and Dissolution (the "Plan"). The Board also directed that the Plan be submitted to Shareholders for approval. In evaluating the Plan, the Trustees considered a number of factors, including the amount of the Portfolio's total assets, the Portfolio's expense ratio, the likelihood that additional sales of the Portfolio's shares could increase the assets to a more viable level and the absence of another investment company providing an underlying investment for the Contracts that would be appropriate for a possible merger. Based on consideration of the foregoing and all other factors deemed relevant by it, the Board of Trustees determined that approval of the Plan was in the best interests of the Portfolio and its Shareholders.

     If Shareholders of the Portfolio fail to approve the Plan, the Portfolio will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Portfolio as currently in effect. However, in such case, the Trustees would determine what alternative action, if any, should be taken.


DESCRIPTION OF THE PLAN

     The Plan will become effective on the date of its approval by Shareholders (the "Effective Date"). Following Shareholder approval, the Portfolio will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to Shareholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio. After the distribution of assets to Shareholders, the Portfolio will be dissolved in accordance with the Plan and Massachusetts law. The Plan provides that the Trustees may authorize such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Portfolio in accordance with the purposes intended to be accomplished by the Plan.

     As soon as practicable after the Effective Date, and in any event within 60 days thereafter, the Portfolio will mail to each Shareholder of record who has not redeemed its shares a liquidating distribution equal to the Shareholder's proportionate interest in the remaining assets of the Portfolio and information concerning the sources of the liquidating distribution.

     Except as may be otherwise agreed to between the Portfolio and its Investment Manager, all expenses incurred by or allocable to the Portfolio in carrying out this Plan and dissolving the Portfolio, shall be borne by the Investment Manager.

     The adoption of the Plan will not affect the right of Shareholders to redeem shares of the Portfolio at their then current net asset value per share. All officers of the Portfolio, as well as all entities serving the Portfolio, will continue in their present positions and capacities until such time as the Portfolio is liquidated and dissolved.

     The Plan provides for the termination of the Portfolio under the laws of the Commonwealth of Massachusetts. The Portfolio intends to file an appropriate notice of termination with the Office of the Secretary of State of Massachusetts. Such notice will state that the Board of Trustees approved the termination of the Portfolio pursuant to the Plan and will specify the exact date of termination. Massachusetts law does not provide rights of appraisal or similar rights of dissent to Shareholders with respect to the proposed liquidation and termination.


THE TRUSTEES OF THE FUND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE PLAN OF LIQUIDATION AND DISSOLUTION TO TERMINATE THE PORTFOLIO.


                                 REQUIRED VOTE

     Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Portfolio which means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the

Portfolio, or (2) 67% or more of the shares of the Portfolio represented at the Meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy.


                             SHAREHOLDER PROPOSALS

     The Portfolios do not hold regular Shareholders' meetings. Proposals of Shareholders of the Portfolio intended to be presented at the next meeting of Shareholders must be received a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.


                            REPORTS TO SHAREHOLDERS

     The Fund's most recent Annual Report for the Fund's most recent fiscal year has been sent previously to Shareholders and is available without charge upon request by calling (800) 869-NEWS.


                                 OTHER BUSINESS

     The management of the Fund knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote all shares that they are entitled to vote on any such matter, utilizing such proxy in accordance with their best judgment on such matters.



                              By order of the Board of Trustees,


                                        BARRY FINK
                                        Secretary

                                                                      EXHIBIT A


                      PLAN OF LIQUIDATION AND DISSOLUTION

     The following Plan of Liquidation and Dissolution (the "Plan") of the Capital Growth Portfolio (the "Portfolio"), a series of Morgan Stanley Variable Investment Series, (the "Fund"), a trust organized and existing under the laws of the Commonwealth of Massachusetts, which has operated as an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation and dissolution of the Portfolio in conformity with the provisions of the Fund's Declaration of Trust dated February 24, 1983 (the "Declaration"), and under Massachusetts law.

     WHEREAS, the Fund's Board of Trustees (the "Board") has deemed that it is advisable and in the best interests of the Portfolio and its Shareholders to liquidate and to dissolve the Portfolio, and the Board, on April 25, 2002, considered the matter and determined to recommend the termination of the Portfolio pursuant to this Plan;

     NOW, THEREFORE, the liquidation and dissolution of the Portfolio shall be carried out in the manner hereinafter set forth:

     1. Effective Date of Plan. This Plan shall be and become effective only upon the adoption and approval of the Plan at a meeting of Shareholders of the Portfolio ("Meeting") called for the purpose of voting upon the Plan. Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Portfolio which means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the Portfolio, or (2) 67% or more of the shares of the Portfolio represented at the Meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy. The date of such adoption and approval of the Plan by Shareholders is hereinafter called the "Effective Date."

     2. Dissolution. As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Portfolio shall be liquidated and dissolved pursuant to applicable provisions of Massachusetts law.

     3. Cessation of Business. After the Effective Date, the Portfolio shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to Shareholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; provided that the Portfolio shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit the reinvestment thereof in additional shares.

     4. Liquidation of Assets. The Portfolio shall cause the liquidation of its assets to cash form as is practicable consistent with the terms of the Plan.

     5. Payment of Debts. As soon as practicable after the Effective Date, the Portfolio shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

     6. Liquidating Distribution. As soon as practicable after the Effective Date, and in any event within sixty (60) days thereafter, the Portfolio will mail the following to each Shareholder of record who has not redeemed its shares: (i) a liquidating distribution equal to the Shareholder's proportionate interest in the remaining assets of the Portfolio (after the payments and creation of the reserves contemplated by Section 5 above); and (ii) information concerning the sources of the liquidating distribution.

     7. Expenses of Liquidation and Dissolution. Except as may be otherwise agreed to between the Portfolio and its investment manager, all expenses incurred by or allocable to the Portfolio in carrying out this Plan and dissolving the Portfolio, shall be borne by Morgan Stanley Investment Advisors Inc.

     8. Power of the Board of Trustees. The Board and, subject to the general direction of the Board, the officers of the Portfolio, shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, and applicable Massachusetts law.


          The death, resignation or other disability of any Trustee or any officer of the Portfolio shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in this Plan.

     9. Amendment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Portfolio, and the distribution of assets to Shareholders in accordance with the purposes intended to be accomplished by this Plan.

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT


                 Please detach at perforation before mailing.



VOTING INSTRUCTION CARD                                  VOTING INSTRUCTION CARD



                    MORGAN STANLEY VARIABLE INVESTMENT SERIES
                       SPECIAL MEETING OF SHAREHOLDERS OF
                            CAPITAL GROWTH PORTFOLIO
                          TO BE HELD ON AUGUST 20, 2002



This Instruction Card is solicited by       from owners of variable annuity
contracts and/or variable life insurance policies issued by           who have
specified that a portion of their investment be allocated to this Portfolio of Morgan Stanley Variable Investment Series.


The undersigned contract/policy owner hereby instructs that the votes attributable to the undersigned's interest with respect to the above-referenced Portfolio be cast as directed on the reverse side at the Special Meeting of Shareholders of Morgan Stanley Variable Investment Series-Capital Growth Portfolio on August 20, 2002 at 10:00 a.m., Eastern time. The undersigned, by
completing this Form, does hereby authorize       to exercise its discretion in
voting upon such other business as may properly come before the Meeting.


THIS INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED BY          IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE VOTES ATTRIBUTABLE TO THIS INSTRUCTION CARD WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. INTERESTS IN THE PORTFOLIO FOR WHICH NO INSTRUCTIONS ARE
RECEIVED WILL BE VOTED BY          IN THE SAME PROPORTION AS VOTES FOR WHICH
INSTRUCTIONS ARE RECEIVED FOR THE PORTFOLIO.



                                          CONTROL NUMBER:

                                          NOTE: Please sign exactly as your
                                          name appears on this voting
                                          instructions card. Please mark, sign,
                                          date and mail your voting
                                          instructions card in the enclosed
                                          postage-paid envelope. If joint
                                          owners, each should sign. When
                                          signing as executor, trustee, etc.,
                                          give full title as such.


                                          -------------------------------------
                                          Signature (if held jointly)


                                          -------------------------------------
                                          Signature


                                          -------------------------------------
                                          Date









                           (Please see reverse side)

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT


           PLEASE SIGN, DATE AND RETURN YOUR INSTRUCTION CARD TODAY


                 Please detach at perforation before mailing.


THE TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE FOR THE FOLLOWING PROPOSAL.


TO VOTE, PLEASE COMPLETE AND RETURN THIS CARD.


PLEASE MARK VOTE AS IN THE EXAMPLE USING BLUE OR BLACK INK:


1. Approval of a Plan of Liquidation and Dissolution pursuant to which the Portfolio's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to Shareholders.


               FOR _______    AGAINST ________    ABSTAIN ________


       YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR VOTING
               INSTRUCTION CARD TODAY IN THE ENCLOSED ENVELOPE.

                                          , 2002

Dear Contract Owner:

     I would like to take this opportunity to inform you of the proposed closing of the Capital Growth Portfolio (the "Capital Growth Portfolio") of Morgan Stanley Variable Investment Series and to request your voting instructions on this matter. As the owner of a variable annuity contract and/or variable life contract issued by [Insurance Company Name] who has invested in the Capital Growth Portfolio, you are entitled to provide us with your voting instructions.

     Recently the Board of Trustees of Morgan Stanley Variable Investment Series voted to recommend the liquidation of the Capital Growth Portfolio since its net assets have grown to only $110.4 million. The Capital Growth Portfolio is a relatively small investment portfolio when compared with other investment portfolios with similar investment objectives. As a result, the annual expense ratios for the Capital Growth Portfolio have been higher than the ratios of most similar, but larger, portfolios, and the Capital Growth Portfolio does not have the investment flexibility that larger funds have.

     In order to liquidate the Capital Growth Portfolio, the Fund must obtain the consent of its Shareholders. Currently the Portfolio's Shareholders are three insurance companies, including [Insurance Company Name], whose variable contract owners are invested in the Capital Growth Portfolio. Each insurance company must give its variable contract owners of record as of the close of business on June 4, 2002, the right to instruct the insurance company as to the manner in which shares of the Capital Growth Portfolio attributable to the owner's variable contract should be voted. If approved by Shareholders, the liquidation is expected to occur on or about August 23, 2002.

     To assist you in giving us your instructions, a Voting Instruction Form is enclosed that reflects the number of shares of the Capital Growth Portfolio for which you are entitled to give us voting instructions. In addition, a Notice of Special Meeting of Shareholders and a proxy statement are enclosed which describe the matters to be voted on at the Special Meeting of Shareholders.

     If you have not transferred your contract value out of the Capital Growth Portfolio by the date of the liquidation, your contract value invested in shares of the Capital Growth Portfolio will be automatically transferred to the variable account that invests in the Money Market Portfolio of Morgan Stanley Variable Investment Series. From the date of this letter until 30 days after the date of the liquidation, you will be permitted to make one free transfer of all contract value that you have invested in the Capital Growth Portfolio to other variable investment funds available under your contract. Any limitations on transfers under your contract will not be affected by this free transfer.

     YOUR VOTE IS IMPORTANT. Please read the enclosed proxy materials and complete, date and sign the enclosed voting instruction forms. It is also important that you consider using your free transfer right to transfer your contract value out of the Capital Growth Portfolio prior to the date of the liquidation.

     If you have any questions regarding this matter and you are the owner of a
variable annuity contract, please call            . Owners of a variable life
contract may call           for assistance. We look forward to assisting you in
your insurance and investment needs in 2002 and beyond.



                                      Sincerely,